PATRIOT TRANSPORTATION HOLDING, INC./NEWS
Contact:    John D. Milton, Jr.
            Chief Financial Officer      904/396-5733


PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR ENDED SEPTEMBER 30, 2013

Jacksonville, Florida; December 4, 2013 - Patriot Transportation Holding, Inc. (NASDAQ-PATR) reported net income of $6,989,000 or $.72 per diluted share in the fourth quarter of fiscal 2013, an increase of $5,632,000 or 415.0% compared to net income of $1,357,000 or $.14 per diluted share in the same period last year. The fourth quarter of fiscal 2013 included gains from sales of investment properties of $6,217,000 ($3,792,000 after income taxes or $.39 per diluted share). The fourth quarter of fiscal 2012 included $1,771,000 remediation expense ($1,091,000 after income taxes or $.12 per diluted share).

For the full year net income was $15,385,000 or $1.60 per diluted share in fiscal 2013, an increase of 97.0% compared to $7,808,000 or $.82 per diluted share in fiscal 2012. Fiscal 2013 included gains from sales of investment properties of $7,333,000 ($4,473,000 after income taxes or $.47 per diluted share).

Fourth Quarter Operating Results. For the fourth quarter of fiscal 2013, consolidated revenues were $37,141,000, an increase of $4,342,000 or 13.2% over the same quarter last year.

Transportation segment revenues were $29,511,000 in the fourth quarter of 2013, an increase of $3,232,000 over the same quarter last year. Revenue miles in the current quarter were up 13.8% compared to the fourth quarter of fiscal 2012 due to business growth and a longer average haul length.
Fuel surcharge revenue increased $538,000 due to higher mileage partially offset by changes to certain customer rates to incorporate fuel surcharges into base rates. The average price paid per gallon of diesel fuel decreased by $.02 or .5% over the same quarter in fiscal 2012. Excluding fuel surcharges, revenue per mile decreased 1.2% over the same quarter last year due to the longer average haul length.

Mining royalty land segment revenues for the fourth quarter of fiscal 2013 were $1,428,000, an increase of $48,000 or 3.5% over the same quarter last year, due to a shift in production at two locations increasing the share of mining on property owned by the Company.

Developed property rentals segment revenues for the fourth quarter of fiscal 2013 were $6,202,000, an increase of $1,062,000 or 20.7% due to higher occupancy and revenue on the 117,600 square foot build to suit building completed and occupied during the quarter ending March 2013 and revenue on the purchase of Transit Business Park in late June 2013 which consists of 5 buildings. Occupancy at September 30, 2013 was 89.6% as compared to 88.7% at September 30, 2012.

Consolidated operating profit was $5,648,000 in the fourth quarter of fiscal 2013, an increase of $3,096,000 or 121.3% compared to $2,552,000 in the same period last year. Operating profit in the transportation segment increased $572,000 or 29.2% primarily due to the increase in miles driven and lower health insurance claims. Operating profit in the mining royalty land segment increased $28,000 or 2.7%. Operating profit in the developed property rentals segment increased $2,475,000 or 798.4% primarily due to higher occupancy, the 117,600 square foot build to suit building completed and occupied during second quarter and the $1,771,000 environmental remediation expense recorded in fiscal 2012 partially offset by higher maintenance expenses, professional fees and property taxes.


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200 W. Forsyth St., 7th Floor / Jacksonville, Florida 32202 / (904) 396-5733


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Interest expense for the fourth quarter of fiscal 2013 decreased $128,000 over the same quarter last year due to declining mortgage interest expense. The amount of interest capitalized on real estate projects under development was $47,000 lower than the same period in fiscal 2012 primarily due to the completed development of Patriot Business Park.

The after tax income from discontinued operations for the fourth quarter of fiscal 2013 was $0 versus $86,000 for the same period last year. Diluted earnings per share on discontinued operations for the fourth quarter of fiscal 2013 was $.00 compared to $.01 in the fourth quarter of fiscal 2012.


Fiscal Year 2013 Operating Results. For the fiscal year 2013, consolidated revenues were $139,774,000, an increase of $12,260,000 or 9.6% over the same period last year.

Transportation segment revenues were $112,120,000 in 2013, an increase of $8,644,000 or 8.4% over 2012. Revenue miles in fiscal 2013 were up 7.3% compared to 2012 due to business growth and a slightly longer average haul length. Revenue per mile increased 1.0% over 2012 due to rate increases. Fuel surcharge revenue increased $477,000 due to higher fuel costs partially offset by changes to certain customer rates to incorporate fuel surcharges into base rates. The average price paid per gallon of diesel fuel increased by $.01 or .4% over 2012. There is a time lag between changes in fuel prices and surcharges and often fuel costs change more rapidly than the market indexes used to determine fuel surcharges. Excluding fuel surcharges, revenue per mile increased 2.0% over 2012.

Mining royalty land segment revenues for fiscal 2013 were $5,302,000, an increase of $819,000 or 18.3% compared to $4,483,000 in 2012 due to royalties on new property purchased in May 2012 along with a shift in production at two locations increasing the share of mining on properties owned by the Company partially offset by lower timber sales.

Developed property rentals segment revenues increased $2,797,000 or 14.3% in 2013 to $22,352,000 due to higher occupancy, revenue on a 117,600 square foot build to suit building completed and occupied during the period and revenue on the purchase of Transit Business Park which consists of 5 buildings. Occupancy at September 30, 2013 was 89.6% as compared to 88.7% at September 30, 2012.

Consolidated operating profit was $20,434,000 in fiscal 2013 compared to $14,101,000 in 2012, an increase of 44.9%. Operating profit in the transportation segment increased $1,878,000 or 25.1% due to incremental profits on increased revenue, lower health insurance costs and higher gains on equipment sales partially offset by higher accident costs, increased vehicle repair costs, increased site maintenance, and increased sales, general and administrative expenses. Operating profit in the mining royalty land segment increased $777,000 or 24.0% due to royalties on a new property purchased in May 2012 along with a shift in production at two locations increasing the share of mining on property owned by the Company partially offset by increased corporate expense allocation and lower timber sales. Operating profit in the Developed property rentals segment increased $3,848,000 or 85.8% primarily due to higher occupancy, the 117,600 square foot build to suit building completed and occupied during the period, reduced severance and health insurance costs, and the $1,771,000 environmental remediation expense recorded in 2012, partially offset by higher property taxes. Consolidated operating profit includes corporate expenses not allocated to any segment in the amount of $1,261,000 in fiscal 2013, an increase of $170,000 compared to 2012. Consolidated operating profit was $14,101,000 in 2012 compared to $14,369,000 in 2011 a decrease of 1.9%.


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Fiscal 2012 includes a gain of $1,039,000 on the receipt of non-refundable deposits related to the termination of an agreement to sell the Company's Windlass Run Residential property.

Fiscal 2013 includes total gains on investment land sold of $7,333,000. Income from continuing operations for the first quarter of fiscal 2013 included a gain on the sale of the developed property rentals Commonwealth property in Jacksonville, Florida, of $1,116,000 before income taxes.
The book value of the property was $723,000.  In July 2013 the Company sold
15.18 acres of land at Patriot Business Park resulting in a gain of $341,000 before income taxes. The book value of the property was $3,603,000.
In August 2013 the Company sold 5.38 acres of land at Hollander 95 Business Park and recorded a gain before income taxes of $514,000. The book value of the property was $595,000. In August 2103 the Company sold phase 1 of the Windlass Run Residential property and recorded a gain of $4,928,000 before income taxes. The book value of the property was $2,971,000. In August 2013 the Company sold 284 acres of Gulf Hammock mining property and recorded a gain of $433,000 before income taxes. The book value of the property was $296,000.

Interest expense for fiscal 2013 decreased $118,000 over 2012 due to declining mortgage interest expense and higher capitalized interest partially offset by the accelerated prepayment of long-term debt. On June 3, 2013 the Company prepaid the $7,281,000 remaining principal balance on a 6.12% mortgage under an early prepayment provision the note allowed after
7.5 years. The $561,000 cost of the prepayment included a penalty of $382,000 and the remaining deferred loan costs of $175,000. On July 31, 2013 the Company prepaid the $279,000 remaining principal balance on a 7.97% mortgage. The cost of the prepayment included a penalty of $7,000.
The amount of interest capitalized on real estate projects under development was $217,000 higher than the same period in fiscal 2012 primarily due to resumed development of Patriot Business Park in April 2012.

The after tax income from discontinued operations was $97,000 or $.01 per diluted share in fiscal 2012.

Summary, Outlook and Subsequent Events. Transportation segment miles for this year were 7.3% higher than last year. The Company's transportation segment acquired certain assets of Pipeline Transportation, Inc. on November 7, 2013. Pipeline's operations have been conducted in the Florida and Alabama markets also served by Florida Rock and Tank Lines, Inc.
For the twelve month period ending June 30, 2013, Pipeline had gross revenues of just over $16,500,000.

Developed property rentals occupancy has increased from 88.7% to 89.6% over last fiscal year end as the market for new tenants continued to improve and traffic for vacant space has increased. Occupancy at September 30, 2013 and 2012 included 42,606 square feet or 1.3% and 98,993 square feet or 3.4% respectively for temporary space under less than full market lease rates.
The Company resumed development of Patriot Business Park effective April 1, 2012 due to two developments. In February 2012, the Company signed an agreement to sell 15.18 acres of land at the site for a purchase price of $4,774,577 and the sale was completed in July 2013. The Company also entered into a build to suit lease signed April 2012, for a 117,600 square foot building which was completed and occupied during the quarter ending March 31, 2013. In May 2013, the Company entered into a second build to suit lease, with the same tenant as the first, for a 125,500 square foot building which is currently under construction. In June 2013, the Company purchased Transit Business Park in Baltimore, Maryland which consists of 5 buildings on 14.5 acres totaling 232,318 square feet which are 87.9% occupied (including 2.3% for temporary leases and 7.1% for a holdover tenant).


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Conference Call.   The Company will also host a conference call on
Wednesday afternoon, December 4, 2013 at 2:00 p.m. (EST). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-351-6801 (pass code 56547) within the United States. International callers may dial 1-334-323-7224 (pass code 56547). Computer audio is available via the Internet through the Conference America, Inc. website at http://64.202.98.81/conferenceamerica or via the Company's website at http://www.patriottrans.com. If using the Company's website, click on the Investor Relations tab, then select Patriot Transportation Holding, Inc. Conference Stream, next select the appropriate link for the current conference. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-7226. The passcode of the audio replay is 72540129. Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; fuel costs; risk insurance markets; demand for flexible warehouse/office facilities; ability to obtain zoning and entitlements necessary for property development; interest rates; levels of mining activity; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

Patriot Transportation Holding, Inc. is engaged in the transportation and real estate businesses. The Company's transportation business is conducted through Florida Rock & Tank Lines, Inc. which is a Southeastern transportation company concentrating in the hauling by motor carrier of liquid and dry bulk commodities. The Company's real estate group, comprised of FRP Development Corp. and Florida Rock Properties, Inc., acquires, constructs, leases, operates and manages land and buildings to generate both current cash flows and long-term capital appreciation. The real estate group also owns real estate which is leased under mining royalty agreements or held for investment.


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            PATRIOT TRANSPORTATION HOLDING, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands except per share amounts)
                                (Unaudited)


                                 THREE MONTHS ENDED   TWELVE MONTHS ENDED
                                    SEPTEMBER 30          SEPTEMBER 30
                                      -------                -------
                                 2013          2012     2013         2012
                                 ----          ----     ----         ----
Revenues:
Transportation                $29,511	     26,279   112,120     103,476
Mining royalty land             1,428         1,380     5,302	    4,483
Developed property rentals      6,202	      5,140    22,352 	   19,555
                               ------        ------    ------      ------
Total revenues		       37,141	     32,799   139,774	  127,514

Cost of operations:
Transportation                 26,982	     24,322   102,766      96,000
Mining royalty land               349           329     1,294	    1,252
Developed property rentals      4,037	      5,450    14,019 	   15,070
Unallocated corporate             125	        146     1,261 	    1,091
                               ------        ------    ------      ------
Total cost of operations       31,493	     30,247   119,340	  113,413

Operating profit:
Transportation                  2,529	      1,957     9,354       7,476
Mining royalty land             1,079         1,051     4,008	    3,231
Developed property rentals      2,165	       (310)    8,333 	    4,485
Unallocated corporate            (125)	       (146)   (1,261) 	   (1,091)
                               ------        ------    ------      ------
Total operating profit          5,648	      2,552    20,434	   14,101

Gain on termination
  of sale contract                  -	          -         -       1,039
Gain on investment land sold     6,217            -     7,333	        -
Interest income and other            1	         15        38 	       26
Equity in loss of joint
  ventures                        (33)            -       (63)	       (8)
Interest Expense                 (375)         (503)   (2,520)	   (2,638)
                               ------        ------    ------      ------

Income before income taxes     11,458	      2,064    25,222 	   12,520
Provision for income taxes     (4,469)	       (793)   (9,837) 	   (4,809)
                               ------        ------    ------      ------
Income from
 continuing operations          6,989	      1,271    15,385	    7,711

Income from
 discontinued operations, net       -	         86         - 	       97
                               ------        ------    ------      ------

Net income                    $ 6,989	      1,357    15,385       7,808
                               ======        ======    ======      ======

Comprehensive income          $ 6,989	      1,357    15,385       7,808
                               ======        ======    ======      ======

Earnings per common share:
Income from continuing
 operations -
   Basic                         0.73          0.14      1.62	     0.82
   Diluted                       0.72          0.13      1.60	     0.81
Discontinued operations -
   Basic                            -             -         -	     0.01
   Diluted                          -          0.01         -	     0.01

Net income - basic               0.73          0.14      1.62	     0.83
Net income - diluted             0.72          0.14      1.60	     0.82

Number of shares (in thousands)
 used in computing:
  -basic earnings per
   common share                 9,557	      9,414     9,523 	    9,360
  -diluted earnings per
   common share                 9,648	      9,519     9,605 	    9,474



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